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                                                                    Exhibit 23.3

                              ACCOUNTANTS' CONSENT



         We have issued our report dated November 30, 2000, accompanying the consolidated financial statements of Peoples Community Bancorp, Inc. for the year ended September 30, 2000 which are incorporated by reference in the Corporation's Form S-4 to be filed with the Securities and Exchange Commission on or about January 12, 2001. We hereby consent to the incorporation by reference of said report in the Joint Proxy/Prospectus.




/s/  Grant Thornton LLP

Cincinnati, Ohio
January 10, 2001